BRITISH COLUMBIA

NUMBER: **575542**

COMPANY ACT

CERTIFICATE OF INCORPORATION

I Hereby Certify *that*

AQUASOL ENVIRONTECH INC.

has this day been incorporated under the *Company Act*

Issued *under my hand at Victoria, British Columbia*

on November 25, 1998

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA